Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment to Amended and Restated Employment Agreement dated the 23rd day of February, 2016 (this “Amendment”), is entered into by and among Silver Bull Resources, Inc. (the “Company”) and Timothy Barry (the “Executive”) and, together with the Company, the “Parties” and individually, a “Party”).
RECITALS
A.            The Company and the Executive entered into an amended and restated employment agreement, dated February 26, 2013 (the “Employment Agreement”) and an amendment to amended and restated employment agreement, dated June 4, 2015 (the “Amended Employment Agreement”), pursuant to which the parties agreed to the terms and conditions of employment of the Executive.
B.            The Parties now wish to enter into this Amendment in order to modify certain terms of the Agreement.
AGREEMENT
In consideration of the forgoing recitals and of the mutual covenants, agreements and representations contained herein and other valuable consideration given by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:
1.	Amendment. Effective January 16, 2016, the Executive agrees to a reduction of 30% of the Base Salary as stated in Section 3; 3.1 of the Employment Agreement.

All severance payments including Change of Control and termination without cause will continue to be calculated using the Base Salary of $18,000 CDN per month as stated in the Employment Agreement and will not be impacted by any reduction under this Amendment.
2.	No Other Waiver or Amendment. Except as expressly modified herein, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment shall not be deemed to prejudice any rights or remedies which any Party may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified.
3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The Parties hereby attorn to and submit to the jurisdiction of the courts of British Columbia.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
5.	Legal Advice. Executive acknowledges this Amendment has been prepared by the Company and that the Executive has had sufficient time to review this Amendment thoroughly, including enough time to obtain independent legal advice concerning the interpretation and effect of this Amendment prior to their execution. By signing this Amendment, Executive represents and warrants that he has read and understood this Amendment and that he executes them of his own free will and act.
[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have duly executed this agreement as of the day and year first above written.
SILVER BULL RESOURCES, INC.

Per:        /s/ Brian Edgar
Brian Edgar
SIGNED, SEALED AND DELIVERED by in the presence of: /s/ Joy Ferguson	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Timothy Barry
Witness Joy Ferguson
Timothy Barry
Name Suite 1908, 925 West Georgia Street

Address Vancouver, British Columbia V6C 3L2
Executive Assistant
Occupation

3